UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 12, 2013 (March 6, 2013)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on October 29, 2012, First Place Financial Corp. (the “Company”) filed a voluntary petition (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) as contemplated by the Asset Purchase Agreement, dated as of October 26, 2012 (the “Purchase Agreement”), that the Company entered into with Talmer Bancorp, Inc., a Michigan corporation (the “Purchaser”). In connection with the bankruptcy proceeding, the Company and the Purchaser submitted an Amended and Restated Asset Purchase Agreement, dated as of December 14, 2012 (the “Amended Purchase Agreement”), by and among the Company and the Purchaser, concerning the Purchaser’s proposed acquisition of First Place Bank, the Company’s wholly-owned subsidiary, for approval by the Bankruptcy Court. On December 14, 2012, the Bankruptcy Court entered an order approving and authorizing the Company to enter into the Amended Purchase Agreement. On January 1, 2013, pursuant to the terms of the Amended Purchase Agreement, the Company completed the sale of substantially all of its assets, including all of the issued and outstanding shares of common stock of the Company’s wholly-owned subsidiaries, First Place Bank and First Place Holdings, Inc., and certain other assets held in the name of the Company but used in the business of First Place Bank, to the Purchaser.

On March 6, 2013, the Company filed a “Motion for an Order Converting this Case to a Proceeding Under Chapter 7 of the Bankruptcy Code, Pursuant to 11 U.S.C. § 1112(a)” with the Bankruptcy Court. Following the Company’s sale of substantially all of its assets to the Purchaser, the Company has diligently worked to wind-down its remaining business, while also evaluating its options for final resolution of the Bankruptcy Filing. Given that all of the Company’s primary creditors received direct payment in satisfaction of their claims, pursuant to the terms of the Amended Purchase Agreement, and the Company does not have any funds to distribute under a Chapter 11 plan of reorganization, the Company determined that it would be in the best interest of all creditors and stakeholders to convert this case to a liquidation proceeding under Chapter 7 of the Bankruptcy Code.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Motion for an Order Converting this Case to a Proceeding Under Chapter 7 of the Bankruptcy Code, Pursuant to 11 U.S.C. § 1112(a) filed with the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: March 12, 2013	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

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